ARMOUR RESIDENTIAL REIT, INC. SECOND QUARTER 2023
WEBCAST SCHEDULED FOR JULY 27, 2023

VERO BEACH, Florida – July 25, 2023 – ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR-PRC) (“ARMOUR” or the “Company”) announced today that it will provide an online, real‑time webcast of its conference call with equity analysts covering second quarter 2023 operating results on Thursday, July 27, 2023. The Company will issue its second quarter 2023 earnings release after the close of trading on Wednesday, July 26, 2023.

The live broadcast will be available on July 27, 2023, beginning at 8:00 a.m. (Eastern Time) at
https://event.choruscall.com/mediaframe/webcast.html?webcastid=EIcbrnD1.

The online replay will be available on the Company’s website www.armourreit.com and continue for one year.

About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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